UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2019

Codexis, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

(650) 421-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CDXS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 20, 2019, Codexis, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an affiliate of Casdin Capital, LLC (the “Investor”). Pursuant to the Purchase Agreement, the Company agreed to sell an aggregate of 3,048,780 shares of its common stock (the “Shares”) for aggregate gross proceeds of approximately $50.0 million (the “Offering”). The purchase price for each Share was $16.40. The Offering closed on June 20, 2019.

On June 20, 2019, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor. Pursuant to the Registration Rights Agreement, the Company has agreed, subject to certain conditions, to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 180 days after the closing of the Offering, if the Company is a “well known seasoned issuer” at such time (210 days if the Company is not then a “well known seasoned issuer”) for purposes of registering the resale of the Shares and any shares of common stock issued as a dividend or other distribution with respect to the Shares. The Company also agreed, subject to certain conditions, to use its commercially reasonable best efforts to cause this registration statement to become effective within 180 days after the closing of the Offering, if the Company is a “well known seasoned issuer” at such time (210 days if the Company is not then a “well known seasoned issuer”). The Company further agreed, among other things, to indemnify the selling holders under the registration statement from certain losses, claims, damages and liabilities and to pay all fees and expenses (excluding underwriting discounts and selling commissions) incident to the performance of, or compliance with, the Company’s obligations under the Registration Rights Agreement.

The Offering is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D under the Securities Act (“Regulation D”). The Investor represented to the Company that it is an accredited investor within the meaning of Regulation D, and is acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Shares were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing description of the Offering does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information called for by this Item 3.02 is contained in Item 1.01, which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 20, 2019, the Company issued a press release announcing the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information furnished pursuant to this Item 7.01 of this Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of June 20, 2019, by and between Codexis, Inc. and Casdin Partners Master Fund, L.P.

10.2	Registration Rights Agreement, dated as of June 20, 2019, by and between Codexis, Inc. and Casdin Partners Master Fund, L.P.

99.1	Press Release, dated June 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2019	CODEXIS, INC.

	By:	/s/ Gordon Sangster
Name: Gordon Sangster
Title: Senior Vice President, Chief Financial Officer